UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: September 24, 2013

INKA Productions Corp.
(Exact name of registrant as specified in its charter)

Nevada	333-171064	99-0362471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Riverway, Suite 1800
Houston, TX 77056
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (713) 209-2950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

In September 2013, the Company issued 23 million shares of its common stock to Mr. Askew for services rendered valued at $23,000.

The issuance of the shares described above was made without registration under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D under the Act and in reliance on similar exemptions.  No advertising or general solicitation was made in connection with the sale and issuance of the Company’s common stock.

Item 5.01 Changes in Control of Registrant

Effective September 24, 2013, (i) Coppinger Ltd. acquired 5 million shares of Company common stock and Aldebourne Ltd. acquired 2.9 million shares of Company common stock from existing Company shareholders, (ii) Roxana Gloria Cendela Calixto resigned as an officer and director of the Company, (iii) James Askew was appointed as an officer and director of the Company, and (iv) the Company issued an aggregate of 23 million shares of Company common stock to Mr. Askew for services rendered valued at $23,000.

The 7.9 million shares of Company common stock acquired by Coppinger Ltd. and Aldebourne Ltd. were acquired from existing shareholders including the sole officer and director, Roxana Gloria Cendela Calixto, for aggregate consideration of $7,900.

After giving effect to these events, Coppinger Ltd. beneficially owns 5 million shares of Company common stock (approximately 16%), Aldebourne beneficially owns 2.9 million shares of Company common stock (approximately 9.4%), and James Askew, the sole officer and director, owns 23 million shares of Company common stock (approximately 74%).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)  Resignation of Principal Executive Officer and Director.

On September 24, 2013, Roxana Gloria Cendela Calixto resigned the sole executive officer of the Company and on September 25, Roxana Gloria Cendela Calixto resigned as a director.

(b)  Appointment of Principal Executive Officer.

On September 24, 2013, James Askew was appointed the chief executive officer of the Company.

(c)  Election of Directors.

On September 25, 2013, James Askew was elected a director of the Company and he serves as the sole director.

There are no arrangements or understandings between Mr. Askew and any other person pursuant to which Mr. Askew was elected to serve as a director of the Company.

(d)  Compensatory Arrangements of Mr. Askew.

Mr. Askew has entered into a one-year employment arrangement with the Company, providing for a monthly salary of $35,000 and a sign-on bonus of $75,000.  Mr. Askew was also issued 23 million shares of Company common stock for services rendered.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  October 1, 2013

INKA PRODUCTIONS CORP.

By:	/S/ James M. Askew
James M. Askew
Chief Executive Officer